Exhibit 10.3

COMMITMENT LETTER

May 7, 2014

Mr. Kris B. Tufto
President and CEO
Image Sensing Systems, Inc.
1600 West University Ave., Suite 500
St. Paul, MN 55104

Re:	$5,000,000.00 Revolving Line of Credit Loan

Dear Mr. Tufto:

Alliance Bank (the “Lender”) hereby agrees to make a loan (the “Loan”) to Image Sensing Systems, Inc., a Minnesota corporation (the “Borrower”). The Loan shall be a revolving line of credit loan in the original principal amount of $5,000,000.00, and shall be utilized to provide the Borrower with working capital.

The basic terms of the Loan, as set forth below, shall be contained in a Promissory Note to be executed by the Borrower, payable to the order of the Lender and dated the date of closing (the “Note”):

A.	LOAN AMOUNT: The sum of up to the amount of Five Million and no/100 ($5,000,000.00) Dollars (the “Loan Amount”).

B.

INTEREST RATE: The rate of interest on the Note shall be a fixed rate equal to three and ninety-five one hundredths percent (3.95%) per annum. Interest shall be calculated on the basis of the actual number of days elapsed and a 360 day year.

C.

PAYMENT SCHEDULE: The Note shall be payable in consecutive monthly installments of all accrued interest to date of payment commencing thirty (30) days after the date of the Note and continuing on the same day of each and every month thereafter until one (1) year after the date of the Note, at which time the entire unpaid principal balance plus accrued and unpaid interest shall be due and payable in full (the “Maturity Date”).

D.	PREPAYMENT: The Note may be prepaid in whole or in part at any time without penalty.

E.

LATE CHARGE: If any installment or payment of principal, interest or otherwise on or relating to the Note, including any final balloon installment or payment, is not paid within ten (10) days of the due date thereof, the Borrower shall pay to the Lender a late charge equal to five percent (5%) of the amount of such installment or payment, including any final balloon installment or payment. The Borrower acknowledges that the late payment fee is not imposed as a charge for the use of money, but to permit the Lender to offset its administrative expenses and other costs in dealing with loans not paid on time. The late payment fee shall in no way be deemed an interest charge. This provision shall not be deemed to excuse a late payment or be deemed a waiver of any other rights the Lender may have, including the right to declare the entire unpaid principal and interest immediately due and payable.

F.

RATE INCREASE: Upon the occurrence of and during the continuance of an Event of Default (as defined in the Note), the rate of interest on the Note shall, at the option of the Lender, automatically increase by five percent (5%) per annum. Any increase in the rate of interest pursuant to this paragraph shall be in addition to and not in lieu of any of the charges which become due pursuant to Paragraph E above.

G.

ACCOUNT MAINTENANCE: Until such time as the Note is fully paid, the Borrower shall maintain the Borrower’s primary operating accounts and all of the money market accounts with the Lender or an affiliate of the Lender. If the Borrower fails to maintain or cause to be maintained all such operating and money market accounts with the Lender or an affiliate of the Lender, then such failure to maintain or cause to maintain all such accounts shall constitute an Event of Default. Notwithstanding anything to the contrary herein, at all times during the term of the Loan, the funds in the Borrower’s money market account and operating account must be maintained at a level sufficient to cover any advances made under the Loan.

H.

APPLICATION OF PAYMENTS: All payments and prepayments shall, at the option of the Lender, be applied first to any costs of collection, second to any late charges, third to accrued interest on the Note, and lastly to principal and, in the case of prepayments, to installments of principal in the inverse order of their maturity. Anything to the contrary herein or in the Loan documentation to follow notwithstanding, upon the occurrence of an Event of Default, the Lender shall have the right to apply all future payments and prepayments in such manner as the Lender shall solely determine.

I.

REVOLVING LINE OF CREDIT: The Note evidences a revolving line of credit loan under which advances, payments and re-advances may be made from time to time up to a maximum principal amount of $5,000,000.00. Subject to all further conditions and restrictions set forth in the Loan documentation incident hereto, the Borrower may borrow, repay and reborrow pursuant to the Note, as described in the preceding sentence.

The commitment of the Lender to make the Loan is based upon the financial and other information furnished and representations made to the Lender by or on behalf of the Borrower (as hereinafter defined), and said commitment is subject to the truth and accuracy of said information and representations as of the date of closing. In addition, the commitment of the Lender to make said Loan is subject to certain conditions as specified below:

1.     SECURITY AGREEMENT: To secure repayment of the Note, the Lender shall have received a Security Agreement (the “Security Agreement”) duly executed and delivered by the Borrower granting to the Lender a first position security interest (subject only to any existing security interests in favor of the Lender) in and to all Assets of the Borrower, including, but not limited to, the following (the “Collateral”): (a) all fixtures, equipment, vehicles and personal property of every kind and nature whatsoever now owned or hereafter owned, including all extensions, additions, improvements, betterments, renewals and replacements of any of the foregoing; (b) all Accounts (including, but not limited to, the Borrower’s operating accounts, money market accounts, and interest reserve account [as hereinafter defined] maintained with the Lender), Chattel Paper, Commercial Tort or other claims, and General Intangibles; (c) all inventory now owned or hereafter owned; (d) all insurance, condemnation and other products or proceeds of the foregoing. The Lender shall also have the right to file such UCC Financing Statements with respect to the Security Agreement as the Lender may require.

2.     CROSS COLLATERALIZATION: The Borrower agrees that any security interest provided in Collateral hereunder, or any Collateral provided in connection with any and all other indebtedness of Borrower to Lender, whether or not such indebtedness is related by class or claim and whether or not contemplated by the parties at the time of executing each evidence of indebtedness, shall act as Collateral for all said indebtedness. This cross-collateralization provision shall not apply to any Collateral that is/are household goods or a principal dwelling.

3.     INTEREST RESERVE ACCOUNT: The Borrower agrees that, during the term of the Loan and at the Lender’s sole option, an interest reserve account may be established wherein $200,000.00 of the Loan amount shall be held in reserve for a total of one year’s interest payments due on the Note. Until the Loan is fully paid, the Lender shall have a first position security interest in all amounts held within the interest reserve account.

4.     INSURANCE: The Lender shall have received evidence that the following policies of insurance have been obtained and that the premiums for the current policy year have been paid, plus timely proof of payment of yearly premiums throughout the term of the Loan:

(a) Comprehensive General Public Liability Insurance, providing for limits of coverage of not less than $1,000,000.00/$1,000,000.00 and naming the Lender as an additional insured.

(b)     Hazard Insurance, with respect to the Collateral, insuring against loss by fire, lightning, theft, vandalism, malicious mischief and other risks customarily covered by a standard extended coverage endorsement, in an amount not less than the full insurable value thereof and naming the Lender as mortgagee and loss payee.

All such insurance shall be written by a company or companies acceptable to the Lender licensed to do business in the State of Minnesota. Such policies of insurance shall be subject to the approval of the Lender as to form, substance and (except as expressly designated above) amount, and, without limiting the generality of the foregoing, each such policy shall provide that the insurer shall give the Lender at least thirty (30) days prior written notice of cancellation, termination, amendment or non-renewal thereof. All such policies shall be in an amount sufficient to prevent the insured from becoming a co-insurer thereunder

5.     OPINION OF COUNSEL OF THE BORROWER: The Borrower acknowledges that the Lender has recommended that the Borrower obtain legal counsel to represent it in connection with the Loan. However, at the request of the Borrower, and due to the Borrower’s sophistication with respect to transactions of this type, the Lender has agreed to waive its customary requirement of an opinion of legal counsel of the Borrower.

6.          APPROVAL AND PREPARATION OF DOCUMENTS: All documents and agreements contemplated by this commitment shall be prepared and approved by, and all matters incident hereto shall be acceptable to and approved by, the Lender’s legal counsel.

7. OTHER DOCUMENTS: The Borrower and any other appropriate party shall have executed and delivered to the Lender such other documents, instruments and agreements as the Lender may reasonably request.

8.     LOAN ORIGINATION FEE: The Lender shall have received an origination fee in the amount of Ten Thousand and no/100 ($10,000.00) Dollars, which fee shall be in addition to all other amounts which the Borrower is required to pay hereunder, including, without limitation, reimbursement of the Lender for costs and expenses pursuant to Paragraph 9 hereof

9.  EXPENSES: The Lender shall have been reimbursed by the Borrower for all out-of-pocket costs and expenses incurred by the Lender in connection with this Commitment Letter and the Loan transaction contemplated hereby, including, without limitation, Loan brokerage fees, attorneys’ fees of $1,000.00 plus out-of-pocket costs, closing charges, documentary or tax stamps, recording and filing fees. These expenses shall be paid by the Borrower at the time of closing. If the Loan does not close and as to expenses incurred after closing, these expenses shall be paid by the Borrower upon the Lender’s demand.

10.  FINANCIAL STATEMENTS: The Borrower shall have delivered to the Lender such financial statements and other financial information/documentation as the Lender may reasonably require before and during the term of the Loan, including financial statements (on forms provided by the Lender) and Federal Income Tax Returns. The foregoing financial information/documentation shall be provided to the Lender in a timely manner as reasonably required by the Lender.

11.  AUTHORITY DOCUMENTS: The Lender shall have received a Certificate of Good Standing from the Minnesota Secretary of State relative to the Borrower, and such other authority documents relating to the Borrower as the Lender may request.

12. RESOLUTION: The Lender shall have received a Resolution of the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Commitment Letter, the Note, the Security Agreement, and any and all other documents related thereto or required hereby.

13. PROCEEDINGS: Except as may be disclosed in writing by the Borrower to the Lender, there shall, at the time of closing, be no action, proceeding or investigation pending or threatened (or any basis therefor) which might materially adversely affect the condition, business or prospect of the Borrower, the Collateral, or any other properties or assets of the Borrower, or which might adversely affect the ability of the Borrower to perform the Borrower’s obligations under the Loan documentation.

14. NEGATIVE COVENANTS: The Borrower hereby covenants and agrees with the Lender that so long as the Note remains unpaid, the Borrower, without the Lender’s prior written consent, shall not: (a) sell, assign, transfer or otherwise convey a majority or controlling interest in the Borrower whether in one transaction or in a series of related transactions; (b) lease or sell all or substantially all of the Borrower’s property or business to any other entity or entities, whether in one transaction or in a series of related transactions; or (c) consolidate with or merge the Borrower into or with any other entity or entities. Notwithstanding the foregoing, the Lender will permit a sale, assignment, transfer, conveyance, lease, consolidation or merger provided the Lender’s Collateral position is not unduly impaired thereby.

15. NO ASSIGNMENT: This commitment is personal to the Borrower and may not be assigned by the Borrower in whole or in part without the prior written consent of the Lender.

16. SECONDARY FINANCING: There shall be no additional financing by the Borrower which is secured by a lien on the Collateral without the prior written consent of the Lender.

17.  CROSS-DEFAULT: A default with respect to the Note shall also constitute a default with respect to any other indebtedness or liability of the Borrower to the Lender, whether any such other indebtedness is now existing or hereafter existing, and a default with respect to any such other indebtedness or liability of the Borrower to the Lender shall also constitute a default with respect to the Note.

18.  EXPIRATION OF COMMITMENT: If the Loan transaction contemplated hereby has not been consummated prior thereto, this Commitment Letter and the commitment of the Lender hereunder shall expire May 15, 2014, unless extended in writing by the Lender.

19.  THIRD PARTY LENDER AUTHORIZATION: The Borrower hereby authorizes the Lender, its officers, employees, attorneys and agents to obtain from or provide to, without further authorization from or notice to the Borrower, any and all financial and banking information that the Lender may desire to obtain from or provide to the Borrower’s third party lenders.

20.  THE BORROWER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY UNDER ANY ACTION OR PROCEEDING ARISING DIRECTLY OR INDIRECTLY OUT OF THIS COMMITMENT LETTER, THE LOAN TRANSACTION GENERALLY, AND ALL DOCUMENTS INCIDENT THERETO.

The Lender also understands, and by signing this commitment, the Borrower hereby warrants and represents to the Lender that the following matters are true and correct in all respects:

A.

Litigation. There is no action, suit or proceeding pending or threatened against or affecting the Borrower which, if adversely determined, would have a material adverse effect on the condition (financial or otherwise), properties or assets of the Borrower or which would question the validity of this Commitment Letter or any instrument, document or other agreement related thereto or required thereby, or impair the ability of the Borrower to perform the Borrower’s obligations hereunder or thereunder.

B.

Default. The Borrower is not in default of a material provision under any material agreement, instrument, decree or order to which the Borrower is a party or by which the Borrower or the Borrower’s property are bound or affected.

C.

Taxes. The Borrower has filed all tax returns required to be filed and has paid all taxes shown thereon to be due, including interest and penalties, which are not being contested in good faith and by appropriate proceedings, and has no information or knowledge of any objections to or claims for additional taxes in respect of federal or state income tax returns for prior years.

D.	Judgments. There are no judgments outstanding or docketed against the Borrower.

If the foregoing terms, conditions and agreements are acceptable, then you should see that a copy of this letter is executed by the Borrower and returned to the Lender. Thereupon, this Commitment Letter will become a binding agreement among the Borrower and the Lender in accordance with its terms.

Sincerely,

ALLIANCE BANK

By:	/s/ R. Scott Johnson
R. Scott Johnson
Its Vice President

CONFIRMED AND ACCEPTED TO BE EFFECTIVE THE 12TH DAY OF MAY, 2014.

BORROWER:

Image Sensing Systems, Inc.

By:	/s/ Kris B. Tufto
Kris B. Tufto
Its President and CEO